Senetek Announces Update on Relief Canyon Project

HILTON HEAD, S.C., Feb. 7, 2011 -- Senetek Plc (OTCBB-SNKTY) announced today that Canarc Resources has declined to exercise its option to purchase the Relief Canyon mine and mill assets by the February 4th deadline. As a result, the backup bid submitted by Platinum Partners on behalf of the secured creditors is the only remaining bid offered to secure ownership of all the Relief Canyon assets through action being adjudicated in Federal Bankruptcy Court in Reno, NV.

Speaking on behalf of Senetek, Chairman John Ryan said, "We believe that this is a very positive development for our company and our shareholders. As the owner of a 35% interest in the secured notes, we are now in a position, along with Platinum Partners, to secure full ownership of the property and move it toward full production of gold."

The company plans to move aggressively to complete the remaining steps to finalize the mine plan and to amend the permits needed to commence production at Relief Canyon. Further details of these developments will be outlined in forthcoming press releases.

This news release contains statements that may be considered 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements by their nature involve substantial uncertainty, and actual results may differ materially from those that might be suggested by such statements. Important factors identified by the Company that it believes could result in such material differences are described in the Company's Annual Report on Form 10-K for the years 2008 and 2009 and subsequent Quarterly Reports on Form 10-Q. However, the Company necessarily can give no assurance that it has identified or will identify all of the factors that may result in any particular forward-looking statement materially differing from actual results, and the Company assumes no obligation to correct or update any forward-looking statements which may prove to be inaccurate, whether as a result of new information, future events or otherwise.

SOURCE Senetek Plc